                                                                     EXHIBIT 5.1


                                ANDREWS KURTH LLP
                             600 Travis, Suite 4200
                              Houston, Texas 77002
                               Phone: 713.220.4200
                                Fax: 713.220.4285



                                  June 1, 2004


WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056

Ladies and Gentlemen:

         We have acted as counsel to WCA Waste Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-1 (File No. 333-113416), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering of up to 10,350,000 shares (including shares to be issued upon exercise of the underwriters' over-allotment options) (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), proposed to be offered by the Company and the selling stockholders under the Registration Statement. This opinion also relates to any registration statement of the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act.

         We have examined originals or copies of (i) the Registration Statement, including the form of prospectus included therein, (ii) the Certificate of Incorporation of the Company (the "Charter"), and certain amendments to be filed with respect thereto (the "Amended and Restated Charter"), (iii) the Bylaws of the Company as in effect on the date hereof, (iv) certain resolutions of the Board of Directors of the Company and (v) such other documents and records as we have deemed necessary and relevant for purposes hereof. We have relied upon certificates of public officials and officers of the Company as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have not independently verified any factual matter relating to this opinion.

         We have assumed and have not verified (i) the genuineness of all signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the

WCA Waste Corporation
June 1, 2004
Page 2


authenticity of all documents submitted to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.

         Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the issuance of the Shares in accordance with the Registration Statement has been duly authorized by the Company, subject to the filing of the Amended and Restated Charter with the Secretary of State of the State of Delaware on or prior to the consummation of the offering, and (ii) the Shares, when thereafter issued against payment therefor in connection with the offering, will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations issued thereunder. This opinion may be incorporated by reference in a registration statement by the Company relating to the registration of additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act, in which case the opinion expressed herein will apply to the additional shares registered thereunder. Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time as the Registration Statement is declared effective.


                                          Very truly yours,

                                          /s/ ANDREWS KURTH LLP